Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Exact Sciences Corporation 401(k) Plan

Madison, Wisconsin

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-164467) of Exact Sciences Corporation of our report dated June 28, 2016, relating to the financial statements and supplemental schedule of the Exact Sciences Corporation 401(k) Plan which appear in this Form 11-K for the year ended December 31, 2015.

/s/ BDO USA, LLP

Madison, Wisconsin

June 28, 2016